UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 26, 2018

VALHI, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5467	87-0110150
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2697
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (972) 233-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition of Disposition of Assets.

On January 26, 2018, Andrews County Holdings, Inc. ("ACH"), a subsidiary of the registrant, completed the sale of its Waste Control Specialists LLC subsidiary ("WCS") to JFL-WCS Partners, LLC ("JFL Partners"), an entity sponsored by certain investment affiliates of  J.F. Lehman & Company, for consideration consisting of the assumption of all of WCS' third-party indebtedness and other liabilities, pursuant to the terms of a Purchase Agreement entered into between ACH and JFL Partners dated December 19, 2017, as amended (collectively, the "Purchase Agreement").  Additionally, all financial assurance obligations related to the WCS business, previously provided in part by the registrant and certain of its affiliates, have been assumed by WCS or one or more of its new affiliates.

A copy of the Purchase Agreement is attached as Exhibit 2.1 and 2.2 to this report and is incorporated herein by reference.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.  This summary of the principal terms of the Purchase Agreement and the copy of the Purchase Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about WCS, JFL Partners, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WCS or JFL Partners. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the registrant's public disclosures.

Item 7.01. Regulation FD Disclosure.
On January 26, 2018, the registrant issued a press release announcing the completion of the sale of WCS, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and Exhibit 99.1 is deemed to be furnished and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

Pro forma condensed consolidated financial statements of the registrant is set forth as Exhibit 99.2 to this Current Report on Form 8-K.
(d) Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Exchange Act.

Exhibit Number	Description
2.1	Purchase Agreement by and between JFL-WCS Partners, LLC, as Purchaser, and Andrews County Holdings, Inc., as Seller, dated as of December 19, 2017*
2.2	Amendment to Purchase Agreement by and between JFL-WCS Partners, LLC, as Purchaser, and Andrews County Holdings, Inc., as Seller, dated as of January 19, 2018
99.1	Press release dated January 26, 2018 issued by the registrant
99.2	Pro forma condensed consolidated financial statements of the registrant.

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALHI, INC.

Date:  January 26, 2018 By: /s/ Gregory M. Swalwell
Gregory M. Swalwell
Executive Vice President, Chief Financial Officer
 and Chief Accounting Officer